AMENDMENT
TO
FLEXTRONICS DESIGN AND MANUFACTURING SERVICES AGREEMENT

This AMENDMENT TO THE DESIGN AND MANUFACTURING SERVICES AGREEMENT
(the "Amendment") is made effective as of August 1, 2013 (the "Amendment Effective Date"), by and between FireEye, Inc. ("FireEye, Inc."), a Delaware corporation organized and existing under the laws of the United States, having its principal office at 1440 McCarthy Blvd., Milpitas, CA 95035, FireEye Ireland Limited ("FireEye Ireland"), a company organized and existing under the laws of Ireland, having its principal office at First Floor, Block B, City Gate Park, Mahon, Cork, Ireland ("FireEye Ireland" together with FireEye, Inc., "FireEye"), and, Flextronics Telecom Systems, Ltd. ("Flextronics"), having its principal place of business at Level 3, Alexander House, 35 Cybercity, Ebene, Mauritius (collectively the "Parties" and individually "Party").

RECITALS

WHEREAS, FireEye, Inc. and Flextronics entered into the Design and Manufacturing Services Agreement (the "Agreement"), effective September 28, 2012;

WHEREAS, effective as of August 1, 2013, the FireEye group of affiliated companies, including FireEye, Inc. is realigning its international subsidiary structure (the "Restructuring");

WHEREAS, pursuant to the Restructuring, FireEye Ireland will become the party contracting with customers for all products and services destined for use or consumption outside of the United States, Canada, Mexico and the Caribbean (the "Foreign Territory");

WHEREAS, FireEye Ireland intends to become the contracting party to this Agreement for sales of all products and services to the Foreign Territory, whereby FireEye Ireland will place Purchase Orders and receive invoices for all product and services to its customers in the Foreign Territory;

WHEREAS, pursuant to Section 12.6, the Agreement may be amended by written consent of FireEye, Inc. and Flextronics;

WHEREAS, by this Amendment, FireEye, Inc. and Flextronics now desire to revise the contracting parties to the Agreement to add FireEye Ireland as a party.

NOW, THEREFORE, in consideration of the premises and of the mutual promises hereinafter set forth, Parties agree to make and be legally bound by the following amendment:

AMENDMENT

1. The Parties agree that FireEye Ireland Limited ("FireEye Ireland") will become a party to the Agreement effective on August 1, 2013. FireEye Ireland's registered address for notice and other purposes is First Floor, Block B, City Gate Park, Mahon, Cork, Ireland. Upon the execution of this Amendment, all references in the Agreement to "Customer" or "FireEye" shall be deemed to refer to both FireEye, Inc. and FireEye Ireland Limited.

2.The Parties agree that purchase orders issued by FireEye Ireland under the Agreement bind FireEye Ireland to all related rights and obligations arising under Agreement including, but not limited to Section 4 (FORECASTS; ORDERS; FEES; PAYMENT), Section 5 (MATERIALS PROCUREMENT; CUSTOMER RESPONSIBILITY FOR MATERIALS), Section 6 (SHIPMENTS, SCHEDULE CHANGE, CANCELLATION, STORAGE), Section 7 (DELIVERABLES AND PRODUCT ACCEPTANCE), Section 8 (WARRANTIES), Section 9 (INTELLECTUAL PROPERTY OWNERSHIP AND LICENSES), and Section 10 (INDEMNIFICATION; LIMITATION OF LIABILITY).

3.The addition of FireEye Ireland as a party to the Agreement shall not release FireEye, Inc. from any liability or obligation under the Agreement. FireEye, Inc. hereby unconditionally guarantees to Flextronics the full and prompt compliance by FireEye Ireland with the terms and conditions of this Agreement, whether now existing or later arising (the "Guaranteed Obligations"). This guarantee is absolute, continuing, unlimited and independent and will not be affected, diminished or released for any reason. FireEye, Inc. waives: (i) diligence, presentment, demand for payment, protest or notice of any default or nonperformance by FireEye Ireland, (ii) notice of waivers or indulgences given to FireEye Ireland and (iii) all defenses, offsets and counterclaims against Flextronics, any right to the benefit of any security or statute of limitations, and any requirement that Flextronics proceed first against a FireEye, Inc. Until the Guaranteed Obligations have been paid and performed in full, FireEye, Inc. will not enforce any right of subrogation.

4.	Miscellaneous.

a.Entire Agreement. Except as amended herein, the Agreement shall remain in full force and effect.

b.Priority in Interpretation. This Amendment is made part of and subject to the Agreement. If any conflict should arise between the terms of this Amendment and the Agreement, this Amendment will govern solely with respect to the subject matter hereof.

c.Controlling Law. Provisions regarding dispute resolution, waiver of jury trial and controlling law for this Amendment shall be in accordance with Section 12.12 of the Agreement.

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[Signature page follows.]

By their signatures, the authorized representatives of the Parties acknowledge each Party's acceptance of this Amendment:

FIREEYE, INC.                        FLEXTRONICS TELECOM SYSTEMS, LTD.

By: /s/ Alexa King                    By: /s/ Manny Marimuthu

Name: Alexa King,                    Name: Manny Marimuthu

Title: VP, General Counsel and Secretary            Title: Director

FIREEYE IRELAND LIMITED

By: /s/ Jill Passalacqua Mathews
Name: Jill Passalacqua Mathews

Title: Director

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